SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2003

AOL TIME WARNER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15062	13-4099534

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Rockefeller Plaza, New York, New York 10019

(Address of principal executive offices) (zip code)

212 484-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address, if changed since last report)

Item 5. Other Events.

On July 18, 2003, AOL Time Warner Inc. (“AOLTW”) announced that it had entered into an agreement with Cinram International Inc. to sell Warner Music Group’s DVD and CD manufacturing, printing, packaging, physical distribution and merchandising businesses for approximately $1.05 billion in cash. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 7. Exhibits.

Exhibit	Description

99.1	Press release issued July 18, 2003 by AOLTW.
99.2	Press release issued July 23, 2003 by AOLTW.

Item 9. Regulation FD Disclosure.

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure,” and Item 12, “Results of Operations and Financial Condition.”

     On July 23, 2003, AOL Time Warner Inc. issued a press release setting forth its earnings for the second quarter of 2003. A copy of AOLTW’s press release is attached as Exhibit 99.2 to this report. AOLTW does not intend for this Item 9 or Exhibit 99.2 to be deemed ‘filed’ for purposes of Section 18 of the Securities Exchange Act of 1934 or to be incorporated by reference into filings under the Securities Act of 1933.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL TIME WARNER INC.

	By:	/s/ Wayne H. Pace

Name: Wayne H. Pace Title: Executive Vice President and Chief Financial Officer

Date: July 23, 2003

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued July 18, 2003 by AOLTW.
99.2	Press release issued July 23, 2003 by AOLTW.